                                                                    EXHIBIT (12)


                             CMS ENERGY CORPORATION
                       Ratio of Earnings to Fixed Charges
                              (Millions of Dollars)


                                                          Three months
                                                         ended March 31,
          Years Ended December 31 -
                                                          2001    2000
2000        1999      1998       1997       1996
                                                         ---------------
---------------------------------------------------------

  (b)                  (c)
Earnings as defined (a)
Consolidated net income                                   $  109    80
$  36      $ 277     $ 242      $ 244      $ 224
Income taxes                                                  59    53
   60         64       100        108        137

Exclude equity basis subsidiaries                            (32)  (36)
 (171)       (84)      (92)       (80)       (85)
Fixed charges as defined, adjusted to exclude
  capitalized interest of $14 and $10 million
  for the three months ended March 31, 2001
  and 2000, respectively and $49, $41, $29, $13 and
  $5 million for the years ended December 31, 2000,
  1999, 1998, 1997, and 1996, respectively                   145   140
  597        525       346        317        278
                                                         ---------------
---------------------------------------------------------

Earnings as defined                                       $  281   237
$ 522      $ 782     $ 596      $ 589      $ 554
                                                         ===============
=========================================================

Fixed charges as defined (a)
Interest on long-term debt                                $  145   148
$ 591      $ 502     $ 319      $ 273      $ 230
Estimated interest portion of lease rental                     2     2
    7          7         8          8         10
Other interest charges                                        12     -
   48         57        48         49         43
Preferred securities dividends and
  distributions                                                0     -
    0         0          0          0          0
                                                         ---------------
---------------------------------------------------------
Fixed charges as defined                                  $  159   150
$ 646      $ 566     $ 375      $ 330      $ 283
                                                         ===============
=========================================================

Ratio of earnings to fixed charges                          1.77  1.58
    -       1.38      1.59       1.78       1.96
                                                         ===============
=========================================================




NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 2000, fixed charges exceeded earnings by $124 million. Earnings as defined include a $329 million pretax impairment loss on the Loy Yang investment. The ratio of earnings to fixed charges would have been 1.32 excluding this amount.

(c) Excludes a cumulative effect of change in accounting after-tax gain of $43 million.

                                                                    EXHIBIT (12)


                             CMS ENERGY CORPORATION
    Ratio of Earnings to Fixed Charges and Preferred Securities Dividends and
                                 Distributions
                              (Millions of Dollars)



                                                             Three months
                                                           ended March 31,
          Years Ended December 31 -
                                                           2001       2000
2000        1999      1998       1997       1996
                                                         --------------------
--------------------------------------------------

 (b)                  (c)

Earnings as defined (a)
Consolidated net income                                    $  109        80
$  36      $ 277     $ 242      $ 244      $ 224
Income taxes                                                   59        33
  60         64       100        108        137
Exclude equity basis subsidiaries                             (32)      (36)
(171)       (84)      (92)       (80)       (85)
Fixed charges as defined, adjusted to
  excluded capitalized of $14 and $10 million
  for the three months ended March 31, 2001 and 2000
  respectively and $49, $41, $29, $13 and $5
  million for the years ended December 31, 2000,
  1999, 1998, 1997, and 1996, respectively.                   173       188
 744        588       395        360        313
                                                         --------------------
------------------------------------------------

Earnings as defined                                        $  309    $  285
$ 669      $ 845     $ 645      $ 632      $ 589
                                                         ====================
================================================


Fixed charges as defined (a)
Interest on long-term debt                                 $  145    $  148
$ 591      $ 502     $ 319      $ 273      $ 230
Estimated interest portion of lease rental                      2         2
   7          7         8          8         10
Other interest charges                                         12         -
  48         57        48         49         43
Preferred securities dividends and
  distributions                                                28        35
 147         96        77         67         54
                                                         --------------------
-----------------------------------------------
Fixed charges as defined                                   $  187    $  185
$793      $ 662     $ 452      $ 397      $ 337
                                                         ====================
===============================================

Ratio of earnings to fixed charges and
 preferred securities dividends and distributions            1.65      1.54
   -       1.28      1.43       1.59       1.75
                                                         ====================
===============================================



NOTES:

(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 2000, fixed charges exceeded earnings by $124 million. Earnings as defined include a $329 million pretax impairment loss on the Loy Yang investment. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.26 excluding this amount.

(c) Excludes a cumulative effect of change in accounting after-tax gain of $43 million.